Exhibit 99.2

Focus Financial Partners Inc. 2020 Third Quarter Earnings Release Supplement November 5, 2020

2 Disclaimer Special Note Regarding Forward - Looking Statements Some of the information in this presentation may contain forward - looking statements . Forward - looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events . Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “continue,” “will” and similar expressions are used to identify forward - looking statements . They can be affected by assumptions used or by known or unknown risks or uncertainties . Consequently, no forward - looking statements can be guaranteed . When considering these forward - looking statements, you should keep in mind the risk factors and other cautionary statements in this presentation . Actual results may vary materially . You are cautioned not to place undue reliance on any forward - looking statements . You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties . Factors that could cause our actual results to differ materially from the results contemplated by such forward - looking statements include the impact and duration of the outbreak of the novel coronavirus, fluctuations in wealth management fees, our reliance on our partner firms and the principals who manage their businesses, our ability to make successful acquisitions, unknown liabilities of or poor performance by acquired businesses, harm to our reputation, our inability to facilitate smooth succession planning at our partner firms, our inability to compete, our reliance on key personnel, our inability to attract, develop and retain talented wealth management professionals, our inability to retain clients following an acquisition, write down of goodwill and other intangible assets, our failure to maintain and properly safeguard an adequate technology infrastructure, cyber - attacks, our inability to recover from business continuity problems, inadequate insurance coverage, the termination of management agreements by management companies, our inability to generate sufficient cash to service all of our indebtedness, the failure of our partner firms to comply with applicable U . S . and non - U . S . regulatory requirements, legal proceedings and governmental inquiries and certain other factors . All forward - looking statements are expressly qualified in their entirety by the foregoing cautionary statements . Our forward - looking statements speak only as of the date of this presentation or as of the date as of which they are made . Except as required by applicable law, including federal securities laws, we do not intend to update or revise any forward - looking statements . Non - GAAP Financial Measures Adjusted EBITDA is a non - GAAP measure . Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non - cash equity compensation expense, non - cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, other expense/income, net, impairment of equity method investment, management contract buyout, delayed offering cost expense and other one time transaction expenses . We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following : ( i ) non - cash equity grants made to employees or non - employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time ; stock - based compensation expense is not a key measure of our operating performance, (ii) contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods ; the non - cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance, and (iii) amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired ; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance . We use Adjusted EBITDA ( i ) as a measure of operating performance, (ii) for planning purposes, including the preparation of budgets and forecasts, (iii) to allocate resources to enhance the financial performance of our business, and (iv) to evaluate the effectiveness of our business strategies . Adjusted EBITDA does not purport to be an alternative to net income (loss) or cash flows from operating activities . The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP . Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP . Some of these limitations are : ( i ) Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments, (ii) Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs, and (iii) Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments . In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments . We compensate for these limitations by relying also on the GAAP results and using Adjusted EBITDA as supplemental information . We analyze our performance using Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share . Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are non - GAAP measures . We define Adjusted Net Income Excluding Tax Adjustments as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, non cash equity compensation expense, non cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings, management contract buyout, if any, and other one time transaction expenses . The calculation of Adjusted Net Income Excluding Tax Adjustments also includes adjustments to reflect a pro forma 27 % income tax rate reflecting the estimated U . S . Federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business . We believe that Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following : ( i ) non - cash equity grants made to employees or non - employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time ; stock - based compensation expense is not a key measure of our operating performance, (ii) contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods ; the non - cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance, and (iii) amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired ; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance . Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities . The terms Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not defined under GAAP, and Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP . Therefore, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP . Some of these limitations are : ( i ) Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments, (ii) Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect changes in, or cash requirements for, working capital needs, and (iii) Other companies in the financial services industry may calculate Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share differently than we do, limiting its usefulness as a comparative measure . In addition, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments . We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share as supplemental information . To supplement our statements of cash flows presented on a GAAP basis, we use non - GAAP liquidity measures on a trailing 4 - quarter basis to analyze cash flows generated from our operations . We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration, make strategic acquisitions and repay outstanding borrowings . Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non - discretionary expenditures . We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for unitholders and payments under tax receivable agreements (if any) . We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portion of contingent consideration paid which is classified as operating cash flows under GAAP . Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities . In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company .

Table of Contents 3 Pages Long - Term Growth Trends 4 - 8 Change in Presentation of Adjusted Net Income and ANI Per Share Measures 9 - 11 Third Quarter 2020 Recap 12 - 20 Fourth Quarter 2020 Outlook 21 - 22 Leverage Sensitivity Analysis 23 - 25 Cash Flows 26 - 28 Appendix 29 - 34

Long - Term Growth Trends 4

$48.8 $45.9 $46.7 $45.8 $57.8 $68.7 $56.1 $276.7 $336.5 $438.8 $617.1 $853.0 $1,149.7 $925.5 2014 2015 2016 2017 2018 2019 Q3 2020 YTD Wealth Management Fees Allocation ($ in millions (3) , % of Revenues) 85.0% 88.0% 90.4% 93.1% 93.6% 94.4% 94.3% 2014 2015 2016 2017 2018 2019 Q3 2020 YTD $325.6 $382.3 $485.4 $662.9 $910.9 $1,218.3 $981.6 2014 2015 2016 2017 2018 2019 Q3 2020 YTD CAGR: 30.2% 1. Non - GAAP financial measure. See Appendix for reconciliations. 2. Calculated as Adjusted EBITDA divided by revenues. 3. The sum of wealth management fees and other revenues as presented in this chart may not agree to total revenues as presented due to rounding. Strong and Sustained Revenue and Adjusted EBITDA Growth… 5 Revenues ($ in millions) Adjusted EBITDA (1) ($ in millions) Adjusted EBITDA Margin (2) (% o f Revenues) Wealth management fees Other revenues $67.8 $75.4 $103.0 $145.2 $203.4 $269.8 $231.1 2014 2015 2016 2017 2018 2019 Q3 2020 YTD CAGR: 31.8% 20.8% 19.7% 21.2% 21.9% 22.3% 22.1% 23.5% 2014 2015 2016 2017 2018 2019 Q3 2020 YTD Margin: +1.3%

... Drives Strong Bottom-Line Performance Enhanced by a Tax Efficient Structure

FOCUS FINANCIAL PARTNERS



Adjusted Net Income Excluding Tax Adjustments(1)
($ in millions)
CAGR: 29.2%
$40.8
$44.2
$56.6
$70.5
$102.5
$146.7
$138.6
2014
2015
2016
2017
2018
2019
Q3 2020 YTD



Tax Adjustments(2)
($ in millions)
CAGR: 40.0%
$5.9
$8.1
$12.0
$16.2
$22.8
$31.9
$27.4
2014
2015
2016
2017
2018
2019
Q3 2020 YTD



ANI Excluding Tax Adjustments Per Share(1)
CAGR: 28.0%
$0.57
$0.62
$0.78
$0.98
$1.42
$1.96
$1.82
2014
2015
2016
2017
2018
2019
Q3 2020 YTD



Tax Adjustments Per Share(1)
CAGR: 39.3%
$0.08
$0.11
$0.17
$0.23
$0.32
$0.42
$0.36
2014
2015
2016
2017
2018
2019
Q3 2020 YTD

1. Non-GAAP financial measure. See Appendix for reconciliations as well as comparison to prior disclosure.
2. Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where the Company received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to the Company's acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is identified to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis.

6

Mergers Substantially Accelerate Our Partner Firms' Revenue Growth

- Partner firms who grow through mergers in addition to traditional client acquisition strategies have transformed their businesses through accelerated growth.
- Mergers enable efficient access to large pools of client assets, new spheres of influence, distribution channels and exceptional advisor talent.



Revenue CAGR
Since Inception(2)
5.2%
6.8%(1)
14.0%
16.9%(1)
8.6%
15.1%(1)
Firms that have not completed a merger (22 firms)
Firms that have completed at least one merger (35 firms)
Entire portfolio of 57 partner firms
Median Revenue CAGR
Weighted Average Revenue CAGR

57 partner firms[3] represented ~91% of our Q3 2020 LTM revenues

1. The weightings are based on the September 30, 2020 LTM revenues of the respective partner firms.
2. Inception means first full four quarters as a Focus partner firm and reflects activity through all market cycles during that time. The analysis includes the 57 firms since inception (out of the 65 firms) that have been with us for at least 2 years as of September 30, 2020 in order to determine a baseline revenue growth rate. If Focus partner firms merged together, their financials have been combined.
3. The 57 partner firms have been with Focus for a weighted average of ~6 years and a median period of ~5 years.

7

Organic Revenue Trend Demonstrates Strong Partner Firm Revenue Growth and Resilience ▪ Organic growth has been consistently strong, with an average of 13.7% over the last 15 quarters 1. Organic revenue growth represents the period - over - period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by Focus's partner firms and partner firms that have merged, that for the entire periods pr esented are included in Focus's consolidated statements of operations for the entire periods presented. Focus believes these growth statistics are useful in tha t they present full - period revenue growth of partner firms on a ‘‘same store’’ basis exclusive of the effect of the partial period results of partner firms that are ac qui red during the comparable periods. 8 9.3% 11.9% 14.4% 17.9% 17.6% 16.7% 9.7% 10.7% 7.7% 18.0% 22.4% 25.2% 21.2% (0.3%) 2.4% -30% -20% -10% 0% 10% 20% 30% Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Quarterly Organic Revenue Growth (1) Percentage Organic Revenue Growth Quarterly Average: 13.7% Average: 13.7%

Change in Presentation of Adjusted Net Income and ANI Per Share Measures 9

Change in Presentation of Adjusted Net Income and Adjusted Net Income Per Share – Annual Data

FOCUS FINANCIAL PARTNERS

$ in thousands except per share data		2014		2015		2016		2017		2018		2019
Prior Presentation[(1)]												
Adjusted Net Income[(1)]	$	46,704	$	52,273	$	68,569	$	86,701	$	125,348	$	178,578
New Presentation (Disaggregated)												
Adjusted Net Income Excluding Tax Adjustments[(2)]	$	40,785	$	44,193	$	56,578	$	70,484	$	102,520	$	146,718
Tax Adjustments[(3)]	$	5,919	$	8,080	$	11,991	$	16,217	$	22,828	$	31,860
Prior Presentation[(1)]												
Adjusted Net Income Per Share[(1)]	$	0.65	$	0.73	$	0.95	$	1.21	$	1.74	$	2.38
New Presentation (Disaggregated)												
Adjusted Net Income Excluding Tax Adjustments Per Share[(2)]	$	0.57	$	0.62	$	0.78	$	0.98	$	1.42	$	1.96
Tax Adjustments Per Share[(2)]	$	0.08	$	0.11	$	0.17	$	0.23	$	0.32	$	0.42

1. The prior presentation of Adjusted Net Income and Adjusted Net Income Per Share is being presented in this quarter's earnings supplement only, to aid investors and analysts in the transition to the new presentation (disaggregated) by illustrating the relation between the prior presentation and the new presentation. Beginning in the 2020 third quarter, we are changing the way we present our Non-GAAP Adjusted Net Income and Adjusted Net Income Per Share measures. We are disaggregating the presentation of both measures to separately show the Tax Adjustments associated with our tax intangible asset amortization. This tax amortization is derived from the tax shield created when we make acquisitions. We made this presentation change to adapt to certain SEC guidance on Non-GAAP financial measures. There were no changes to any of our actual reported results for the current or historical periods, only to how they will be presented beginning with this quarter. Refer to our prior filings for reconciliations.
2. Non-GAAP financial measure. See Appendix for reconciliations.
3. Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where the Company received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to the Company's acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is identified to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis.

10

11 Change in Presentation of Adjusted Net Income and Adjusted Net Income Per Share – Quarterly Data 1. The prior presentation of Adjusted Net Income and Adjusted Net Income Per Share is being presented in this quarter’s earnings su pplement only, to aid investors and analysts in the transition to the new presentation (disaggregated) by illustrating the relation between the prior presentation and the ne w presentation. Beginning in the 2020 third quarter, we are changing the way we present our Non - GAAP Adjusted Net Income and Adjusted Net Income Per Share measures. We are disaggregating the presentation of both measures to separately show the Tax Adjustments associated with our tax intangible asset amortization. This tax amortiza tio n is derived from the tax shield created when we make acquisitions. We made this presentation change to adapt to certain SEC guidance on Non - GAAP financial measures. The re were no changes to any of our actual reported results for the current or historical periods, only to how they will be presented beginning with this quarter . R efer to our prior filings for reconciliations. 2. Non - GAAP financial measure. See Appendix for reconciliations. 3. Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for t ax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where th e C ompany received a step - up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15 - year period. Due to the Company’ s acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is identified to show the full economic benefit of deductions for acquired intangible assets with the step - up in tax basis. $ in thousands except per share data Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Prior Presentation (1) Adjusted Net Income (1) 35,714$ 41,232$ 45,648$ 55,984$ 54,450$ 54,293$ New Presentation (Disaggregated) Adjusted Net Income Excluding Tax Adjustments (2) 28,691$ 33,562$ 37,241$ 47,224$ 45,515$ 45,118$ Tax Adjustments (3) 7,023$ 7,670$ 8,407$ 8,760$ 8,935$ 9,175$ Prior Presentation (1) Adjusted Net Income Per Share (1) 0.47$ 0.55$ 0.62$ 0.75$ 0.74$ 0.71$ New Presentation (Disaggregated) Adjusted Net Income Excluding Tax Adjustments Per Share (2) 0.38$ 0.45$ 0.51$ 0.63$ 0.62$ 0.59$ Tax Adjustments Per Share (2) 0.09$ 0.10$ 0.11$ 0.12$ 0.12$ 0.12$

Third Quarter 2020 Recap 12

Robust Year - Over - Year Financial Performance Despite Pandemic Uncertainties 13 Adjusted Net Income Excluding Tax Adjustments (1) ($ in millions) 1. Non - GAAP financial measure. See Appendix for reconciliations. 2. See note 3 on page 10 for additional information regarding Tax Adjustments. Revenues ($ in millions) Adjusted EBITDA (1) ($ in millions) ANI Excluding Tax Adjustments Per Share (1) Tax Adjustments (2) ($ in millions) Tax Adjustments Per Share (1) $316.6 $331.5 Q3 2019 Q3 2020 4.7% $69.4 $78.3 Q3 2019 Q3 2020 12.9% $37.2 $47.9 Q3 2019 Q3 2020 28.7% $0.51 $0.63 Q3 2019 Q3 2020 23.5% $0.11 $0.12 Q3 2019 Q3 2020 9.1% $8.4 $9.3 Q3 2019 Q3 2020 10.5%

▪ GAAP Net Income: $3.9 million, compared to $0.4 million in Q3 2019 ▪ GAAP basic and diluted net income per share attributable to common shareholders: $0.03 and $0.03 ▪ Adjusted Net Income Excluding Tax Adjustments: (2) $47.9 million, + 28.7 % year - over - year growth ▪ Tax Adjustments: (4) $9.3 million, +10.5% year - over - year growth ▪ Adjusted Net Income Excluding Tax Adjustments Per Share: (2) $0.63, + 23.5 % year - over - year growth ▪ Tax Adjustments Per Share: (2) $0.12, +9.1% year - over - year growth ▪ Adjusted Shares Outstanding : (2) 76.3 million ▪ Adjusted EBITDA: (2) $78.3 million, + 12.9 % year - over - year growth ▪ Adjusted EBITDA margin: (3) 23.6% ▪ Revenues: $ 331 .5 million, + 4.7 % year - over - year growth ▪ Organic revenue growth rate: (1) +2.4 % year - over - year growth ▪ Fee - based and recurring revenues: 95%+ ▪ No partner firm closings in Q3 2020 Adjusted EBITDA Q3 2020 Financial Snapshot Revenues Net Income and Per Share amounts 1. Organic revenue growth represents the period - over - period growth in revenues related to partner firms, including growth related t o acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in ou r consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a ‘ ‘same store’’ basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods. 2. Non - GAAP financial measure. See Appendix for reconciliations. 3. Calculated as Adjusted EBITDA divided by revenues. 4. Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for t ax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where the Company received a step - up in b asis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15 - year period. Due to the Company’s acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is identified to show the full economic benefit of deduction s f or acquired intangible assets with the step - up in tax basis. 5. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility) and means the ratio of amount s o utstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpai d d rawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility). 14 Net Leverage & Cash Flow ▪ Q3 Net Leverage Ratio: (5) 3 .67x ▪ Net cash provided by operating activities: $203.3 million (LTM Q3 2020), + 35.9 % year - over - year ▪ Cash Flow Available for Capital Allocation: (2) $ 194.1 million (LTM Q3 2020), +52.8% year - over - year ▪ Unamortized Tax Shield at September 30, 2020 of ~$1.5 billion

We Have Multiple Sources of Revenue Diversification

FOCUS FINANCIAL PARTNERS

Q3 2020 Revenues by Source


$19.7m,
5.9%
$311.8m,
94.1%
Wealth Management Fees
Other

- 95%+ fee-based and recurring revenues
- Holistic wealth management fees tied to team-based service model
- Not a commission or interest revenue based model

Q3 2020 Revenues by Region


$17.5m,
5.3%
$314.0m,
94.7%
Domestic
International

- International sources provide some revenue diversification
- 7 partner firms across Australia, Canada, and the UK

Q3 2020 Revenues Correlated to Markets

Revenues Correlated to Markets


$85.3m,
25.7%
$246.2m,
74.3%
Correlated to Markets
Not Correlated to Markets

- Non-correlated revenues typically include fixed fees for investment advice, tax fees and family office type services
- Diversification reduces market risk to revenue stream

Billing Structure of Market-Correlated Revenues


$76.3m,
31.0%
$169.9m,
69.0%
Advance
Arrears

- Advance billing structure used by majority of partner firms gives visibility into subsequent quarter
- High diversification of billing practices across 65 partner firms is an embedded revenue hedge

15

Q3 Results Again Reflected Strength and Resiliency of Our Business

FOCUS FINANCIAL PARTNERS

Q3 2020 results exceeded our expectations

- Q3 revenues of $331.5 million compared to $315 - $325 million Q3 outlook.
- Adjusted EBITDA margin[1] was 23.6%, compared to 23% Q3 outlook.
- Net Leverage Ratio[2] of 3.67x as of September 30, 2020 and reaffirmation of 3.5x to 4.5x target Net Leverage Ratio range.
- Cash Flow Available for Capital Allocation[3] of $194.1 million (LTM Q3 2020), up 52.8% year-over-year.

Strong M&A momentum

- Announced 4 new partner firms managing nearly $14 billion in client assets on a combined basis, ~$44 million[4] in annual revenues and $16.3 million in annual Acquired Base Earnings[5].
- M&A activity increased in Q3 and has continued to accelerate in Q4.
- Hit major milestone of completing more than 200 transactions since Focus's inception.
- As of 9/30, we had approximately $500 million of dry powder under our revolver.
  - Paid $51.4 million in cash consideration in Q4 for acquisition closings to date.

1. Calculated as Adjusted EBITDA divided by revenues.
2. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).
3. Non-GAAP financial measure. See appendix for reconciliations.
4. Historical and estimated data based on the unaudited pre-acquisition financial statements of the acquired companies prepared by the acquired companies prior to Focus acquisition. Such financial statements may not have been prepared in accordance with GAAP or pursuant to the rules and regulations of the SEC and may not be comparable to the presentation of such data after being acquired by Focus. This data may not be representative of our other partner firms and is not necessarily indicative of these firms' future performance.
5. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

16

New Partner Firms Further Diversify Our Portfolio(1)

FOCUS FINANCIAL PARTNERS

InterOcean Capital	Seasons of Advice	Fairway Wealth Management	CornerStone Partners
Closed October 1, 2020 *~$2.5 Billion in Client Assets* *Fiduciary Wealth Manager* *Chicago, IL*	*Closed November 1, 2020* *~$0.7 Billion in Client Assets* *Fiduciary Wealth Manager* *New York, NY*	*Expected late Q4 close* *~$1.6 Billion in Client Assets* *Fiduciary Wealth Manager* *Independence, OH*	*Expected late Q4 close* *~$9 Billion in Client Assets* *Fiduciary Wealth Manager* *Charlottesville, VA*
➢ UHNW/HNW client base and institutional consulting ➢ Young, dynamic management team ➢ Strong platform for organic & inorganic growth ➢ Clear strategy to capture share in the Midwest and Southeast	➢ UHNW/HNW client base ➢ Dynamic, growth-oriented management team ➢ ESG portfolios a significant growth opportunity across all client segments ➢ Clear strategy to capture share in high-growth NYC market	➢ UHNW/HNW client base ➢ First partner in Cleveland area ➢ Innovative combination of wealth management and family office services ➢ Clear strategy to capture share in Ohio and the Midwest	➢ Large institutional client base ➢ Outsourced CIO and investment services ➢ Leading investment platform with benefits of an internal investment office ➢ Strong platform for organic & inorganic growth

Estimated Annual Revenues: **~$44 million**(1)(2)
Annual Acquired Base Earnings: **$16.3 million**(3)
Average '17-'19 Revenue CAGR: **>15%**(1)(2)
Incremental Net Leverage Ratio Impact: **~0.25x**(4)

1. We have over 65 partner firms located across the United States as well as the United Kingdom, Canada and Australia. This data may not be representative of our other partner firms and is not necessarily indicative of these firms' future performance.
2. Historical and estimated data based on the unaudited pre-acquisition financial statements of the acquired companies prepared by the acquired companies prior to Focus acquisition. Such financial statements may not have been prepared in accordance with GAAP or pursuant to the rules and regulations of the SEC and may not be comparable to the presentation of such data after being acquired by Focus.
3. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.
4. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Agreement), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Agreement).

17

On Track to Have One of Our Strongest Years of Transaction Volume

FOCUS FINANCIAL PARTNERS

2020 YTD Highlights:

- Despite a slow 1H2020 due to the pandemic, Q3 M&A activity accelerated and momentum is accelerating in Q4.
- 20 closed or pending to close transactions to date, 6 new partner firms and 14 mergers for existing partner firms.

Period	Type	Firm Name	Acquiring Partner Firm	Closing Date	Primary Office Location
Q4-To-Date 2020	Partner Firm Acquisitions	1. InterOcean		10/1/2020	Chicago, IL
		2. Seasons Of Advice		11/1/2020	New York, NY
		3. Fairway Wealth Management*		Late Q4 2020	Independence, OH
		4. CornerStone Partners*		Late Q4 2020	Charlottesville, VA
	Mergers	1. GreenCourse	Buckingham Strategic Wealth	10/1/2020	Chesterfield, MO
		2. Baldwin & Associates	Buckingham Strategic Wealth	10/1/2020	Indian Harbour Beach, FL
		3. Howard Capital Management*	NKSFB	Late Q4 2020	Los Angeles, CA
		4. Confluence Wealth Management*	Buckingham Strategic Wealth	Late Q4 2020	Portland, OR
		5. Oak Asset Management*	Vestor Capital	Late Q4 2020	Oak Brook, IL
		6. Unannounced*	Unannounced	Late Q4 2020	Boston, MA
Q3 2020	Mergers	1. CRM Management	NKSFB	7/1/2020	New York, NY
		2. McAdams	LaFleur & Godfrey	9/1/2020	Grand Rapids, MI
		3. Stellar Capital Management	HoyleCohen	9/1/2020	Phoenix, AZ
Q2 2020	Partner Firm Acquisitions	1. MEDIQ Financial Services		5/1/2020	Melbourne, Australia
	Mergers	1. RNP Advisory Services	Buckingham Strategic Wealth	6/1/2020	Morgan Hill, CA
Q1 2020	Partner Firm Acquisitions	1. Nexus Investment Management		2/1/2020	Toronto, Canada
	Mergers	1. Alliance Benefit Group Of Michigan	Sentinel Benefits & Financial Group	1/1/2020	Bingham Farms, MI
		2. Berg	Kovitz Investment Group	1/1/2020	Chicago, IL
		3. Decker Wealth Management	Quadrant Private Wealth Management	2/21/2020	Sarasota, FL
		4. Nova Wealth Management Group	Buckingham Strategic Wealth	3/1/2020	Atlanta, GA

* Signed and pending transactions.

18

Our Business Model Has Multiple Elements Which Contribute to its Strength and Resiliency ~95%+ (1) of Revenues are Fee - Based and Recurring with No Interest Income Dependency Preference Creates Downside Earnings Protection 27% (1) of Revenues Not Correlated to the Markets Client Portfolios are Balanced and Allocated Across Asset Classes UHNW - HNW Client Base is Sticky 65+ Partner Firms Have Their Own Investment Philosophies Management Fees are Tied to Partner Firm Profitability Highly Variable and Cap - Ex Light Cost Structure 19 1. For the nine months ended September 30, 2020

We are Well Positioned for Strong Growth Over the Long Term Due t o Our… 20 Industry - Leading Scale Leading Partnership of 65+ Independent Fiduciary Firms 16 - Year Track Record High Growth, Resilient Business Model Strong Financial Fundamentals Ample Growth Capital 1 6 2 5 3 4

21 Fourth Quarter 2020 Outlook

Q4 2020 Outlook

FOCUS FINANCIAL PARTNERS

Revenues	▪ Estimated revenues of ~$335 to $345 million ▪ Expect Q4 organic revenue growth to be essentially flat[1] ▪ Estimated revenue attributable to new partner firms closing: $5.5 million* ** Relates to closing of InterOcean on 10/1/20, Seasons of Advice on 11/1/20 and expected close of Fairway Wealth Management and CornerStone Partners later in Q4 2020. Aggregate full quarter revenue contribution estimated to be ~$11 million.*
Adjusted EBITDA	▪ Estimated Adjusted EBITDA[2] margin[3] of approximately 23.5% ▪ Adjusted EBITDA[2] attributable to new partner firms closing: $2.1 million ▪ Acquired Base Earnings[4]: $16.3 million ** Relates to closing of InterOcean on 10/1/20, Seasons of Advice on 11/1/20 and expected close of Fairway Wealth Management and CornerStone Partners later in Q4 2020. Aggregate full quarter Adjusted EBITDA contribution estimated to be ~$4.1 million.*
Tax Adjustments	▪ Next twelve months Tax Adjustments[5] of ~$36.7 million
Net Leverage and Cash Flow	▪ Q4 2020 Net Leverage Ratio[6] ~4.0x, based on the signed and unclosed transactions Q4 to date ▪ Estimated cash earnout payments in Q4 2020 of ~$10 million

1. Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.
2. Non-GAAP financial measure. The Company is not providing a quantitative reconciliation of its forward-looking estimate of Adjusted EBITDA or Adjusted EBITDA margin to its most directly comparable GAAP financial measure because such GAAP measure, which is not included in the Company's outlook, is difficult to reliably predict or estimate without unreasonable effort due to its dependency on future uncertainties such as the items noted under the heading "Special Note Regarding Forward-Looking Statements." In addition, we believe such a reconciliation could imply a degree of precision that might be confusing or misleading to investors.
3. Calculated as Adjusted EBITDA divided by revenues.
4. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.
5. See note 3 on page 10 for additional information regarding Tax Adjustments.
6. Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

22

Leverage Sensitivity Analysis 23

Strong Credit and Liquidity Profile[1] Creates an Important Margin of Safety

FOCUS FINANCIAL PARTNERS

Low debt cost	~2.4% weighted average interest rate on funded borrowings as of September 30, 2020
Limited duration risk	~3.75 years remaining to maturity for Term Loan (July 2024) ~2.75 years remaining to maturity for Revolver (July 2023)
Ample liquidity	~$0.5 billion undrawn revolver + ~$40 million cash
Interest rates	Beneficiary of favorable rate environment
Downside protection	95%+ fee-based and recurring revenues, variable management fees and earnings preference protect cash flows

1. As of September 30, 2020

24

Earnings Preference Provides Strong Downside Earnings Protection

- Reflects one-quarter impact to revenues and Covenant EBITDA[1][2]
- Assumes all other revenues sources and expenses remain unchanged except for management fees
- In the event of a multi-quarter downturn
  - Partner firms would further reduce their cost structure
  - M&A activity would moderate
  - Cash flow would be available for debt repayment
- Significant headroom on covenant
  - Q3 Covenant EBITDA-LTM[2] would need to drop to $137.4 million, or decline by 41.4%, to reach 6.25x net leverage ratio covenant

Sensitivity Analysis (Illustrative Only)

Equity market decline		**(20)%**	**(40)%**
Assumed Client Portfolio Allocation to Equities		50%	50%
Decline in market-correlated revenues[1]		**(10)%**	**(20)%**
($ in millions)	**Reported**		
Q3'20 Market-Correlated Revenues	$ 246.2	$ 221.6	$ 197.0
Q3'20 Non-Correlated Revenues	$ 85.3	$ 85.3	$ 85.3
Total Revenue - Q3	$ 331.5	$ 306.9	$ 282.3
Covenant EBITDA[2] - LTM	$ 332.3	$ 322.2	$ 313.8
Net Debt[3]	$ 1,218.1	$ 1,218.1	$ 1,218.1
Net Leverage Ratio[2]	3.67x	3.78x	3.88x
Change from Q3 Reported		**0.11x**	**0.21x**

Cumulative Acquired Base Earnings[4] Q1 2018 to Q3 2020



$3m
$27m
$38m
$38m
$50m
$56m
$73m
$73m
$76m
$77m
$77m
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020

1. The analysis depicts the impact on our Net Leverage Ratio (as defined in the Credit Facility) resulting from a hypothetical change in Q3 market correlated revenues only. All other revenues/expenses were kept constant except management fees, which are tied to the profitability of our partner firms.
2. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility), which in the above table is referred to as "Covenant EBITDA."
3. Net Debt represents amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents.
4. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

25

Cash Flows 26

Sustained Strong Growth in Cash Flow

Cash Flows



($ in millions)
As % of Adjusted EBITDA(1)
53%
62%
+36%
+53%
$149.6
$203.3
$127.0
$194.1
Net cash provided by operating activities
Cash Flow Available for Capital Allocation (1)
Q3 2019 LTM
Q3 2020 LTM

Q4 2020 Capital Allocation Priorities

- Strategic M&A to continue capitalizing on industry consolidation
- Fund earnout payments

Q4 2020 Primary Uses, Excluding Future M&A Activities

- Q4 2020 estimated cash earnouts of ~$10 million[2]
- There have been no historical tax receivable agreements ("TRA") payments
  - There are no TRA payments due in 2020
  - TRA liability will be paid out over 15+ years, subject to utilization of tax deductions
- Q4 2020 required term loan amortization of ~$2.9 million ($11.6 million per year)
- Based on the terms of the Credit Facility, no excess cash flow payments required in 2020

1. Non-GAAP financial measure. See Appendix for reconciliations.
2. Based on certain assumptions that could change materially.

27

Tax - Efficient Structure Creates Value for Shareholders 28 $34 $136 $132 $1,194 Q4 2020 2021 2022 2023 & Thereafter Gross Unamortized Intangible Tax Asset Shield (1) ($ in millions) 1. As of September 30, 2020. Assumes sufficient future taxable income. 2. 15 year life required under Internal Revenue Code Section 197. ▪ Focus generally acquires intangible assets ▪ Wealth management firms typically have limited tangible assets ▪ Focus purchases customer lists + management contracts + goodwill ▪ Consideration is typically paid in cash ▪ Each incremental M&A transaction creates an additional tax shield ▪ Each tax shield is amortized over 15 years (2) ▪ As of September 30, 2020, ~$1.5bn cumulative estimated gross tax shield to be utilized over next 14+ years, resulting in ~$400m benefit based on 27% income tax rate ▪ Example: Purchase Price $15 million Tax Shield Created $15 million (assumes no tangible assets) $1 million annually (for 15 years) Annual Tax Deduction $270,000 annually (for 15 years) Annual Benefit for Shareholders

Appendix 29

Net Income (Loss) to Adjusted EBITDA Reconciliation

FOCUS FINANCIAL PARTNERS

($ in thousands)	2014	2015	2016	2017	2018	2019	Three months ended September 30, 2019	Three months ended September 30, 2020	Nine months ended September 30, 2019	Nine months ended September 30, 2020	Trailing 4-Quarters Ended September 30, 2019	Trailing 4-Quarters Ended September 30, 2020
Net income (loss)	$ 11,996	$ 9,321	$ 15,722	$ (48,359)	$ (41,087)	$ (12,025)	$ 392	$ 3,944	$ 666	$ 41,291	$ 18,213	$ 28,600
Interest income	(104)	(90)	(88)	(222)	(1,266)	(1,164)	(291)	(61)	(827)	(412)	(1,284)	(749)
Interest expense	6,994	9,977	21,327	41,861	56,448	58,291	15,852	8,903	43,135	32,546	54,103	47,702
Income tax expense (benefit)	212	649	981	(1,501)	9,450	7,049	(3,905)	4,405	(3,701)	16,512	82	27,262
Amortization of debt financing costs	1,599	1,770	2,482	4,084	3,498	3,452	919	709	2,483	2,200	3,265	3,169
Intangible amortization and impairments	28,549	35,421	50,942	64,367	90,381	130,718	34,898	37,024	94,860	108,759	119,841	144,617
Depreciation and other amortization	4,667	5,327	5,680	6,686	8,370	10,675	2,797	3,120	7,535	9,131	9,784	12,271
Non-cash equity compensation expense	4,319	13,537	8,520	34,879	44,468	18,329	4,276	5,306	13,375	15,588	26,231	20,542
Non-cash changes in fair value of estimated contingent consideration	7,395	(160)	(1,143)	22,294	6,638	38,797	14,435	14,280	25,696	(621)	3,455	12,480
Gain on sale of investment	–	–	–	–	(5,509)	–	–	–	–		–	–
Loss on extinguishment of borrowings	–	–	–	8,106	21,071	–	–	–	–	6,094	–	6,094
Other expense (income), net	328	(310)	(1,385)	3,191	2,350	1,049	(9)	657	695	(25)	2,816	329
Impairment of equity method investment	–	–	–	–	–	11,749	–	–	–	–	–	11,749
Management contract buyout	1,800	–	–	–	–	1,428	–	–	1,428	–	1,428	–
Delayed offering cost expense	–	–	–	9,840	–	–	–	–	–	–	–	–
Other one-time transaction expenses(1)	–	–	–	–	8,590	1,486	–	–	1,486	–	3,107	–
Adjusted EBITDA	$ 67,755	$ 75,442	$ 103,038	$ 145,226	$ 203,402	$ 269,834	$ 69,364	$ 78,287	$ 186,831	$ 231,063	$ 241,041	$ 314,066

1. Represents one-time expenses primarily related to an acquisition and our IPO and Reorganization Transactions. Refer to our 10-Q and 10-K filings for additional details.

30

Net Income (Loss) to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share Reconciliation

FOCUS FINANCIAL PARTNERS

							Three months ended		Nine months ended	
	2014	2015	2016	2017	2018	2019	September 30, 2019	September 30, 2020	September 30, 2019	September 30, 2020
($ in thousands, except share and per share data)										
Net income (loss)	$ 11,996	$ 9,321	$ 15,722	$ (48,359)	$ (41,087)	$ (12,025)	$ 392	$ 3,944	$ 666	$ 41,291
Income tax expense (benefit)	212	649	981	(1,501)	9,450	7,049	(3,905)	4,405	(3,701)	16,512
Amortization of debt financing costs	1,599	1,770	2,482	4,084	3,498	3,452	919	709	2,483	2,200
Intangible amortization and impairments	28,549	35,421	50,942	64,367	90,381	130,718	34,898	37,024	94,860	108,759
Non cash equity compensation expense	4,319	13,537	8,520	34,879	44,468	18,329	4,276	5,306	13,375	15,588
Non cash changes in fair value of estimated contingent consideration	7,395	(160)	(1,143)	22,294	6,638	38,797	14,435	14,280	25,696	(621)
Gain on sale of investment	–	–	–	–	(5,509)	–	–	–	–	–
Loss on extinguishment of borrowings	–	–	–	8,106	21,071	–	–	–	–	6,094
Impairment of equity method investment	–	–	–	–	–	11,749	–	–	–	–
Delayed offering cost expense	–	–	–	9,840	–	–	–	–	–	–
Management contract buyout	1,800	–	–	–	–	1,428	–	–	1,428	–
Other one-time transaction expenses (1)	–	–	–	2,843	11,529	1,486	–	–	1,486	–
Subtotal	55,870	60,538	77,504	96,553	140,439	200,983	51,015	65,668	136,293	189,823
Pro forma income tax (27%) (2)	(15,085)	(16,345)	(20,926)	(26,069)	(37,919)	(54,265)	(13,774)	(17,730)	(36,799)	(51,252)
Adjusted Net Income Excluding Tax Adjustments	$ 40,785	$ 44,193	$ 56,578	$ 70,484	$ 102,520	$ 146,718	$ 37,241	$ 47,938	$ 99,494	$ 138,571
Tax Adjustments (3)	$ 5,919	$ 8,080	$ 11,991	$ 16,217	$ 22,828	$ 31,860	$ 8,407	$ 9,288	$ 23,100	$ 27,398
Adjusted Net Income Excluding Tax Adjustments Per Share	$ 0.57	$ 0.62	$ 0.78	$ 0.98	$ 1.42	$ 1.96	$ 0.51	$ 0.63	$ 1.36	$ 1.82
Tax Adjustments Per Share (3)	$ 0.08	$ 0.11	$ 0.17	$ 0.23	$ 0.32	$ 0.42	$ 0.11	$ 0.12	$ 0.31	$ 0.36
Adjusted Shares Outstanding (4)	71,843,916	71,843,916	71,843,916	71,843,916	71,960,540	75,039,357	73,371,137	76,331,572	73,340,592	76,230,495
Calculation of Adjusted Shares Outstanding:										
Weighted average shares of Class A common stock outstanding—basic (5)	–	–	–	–	43,122,782	46,792,389	47,044,507	48,683,580	46,653,820	47,991,831
Adjustments:										
Shares of Class A common stock issued in connection with the IPO and Reorganization Transactions (6)	42,529,651	42,529,651	42,529,651	42,529,651	–	–	–	–	–	–
Weighted average incremental shares of Class A common stock related to stock options and unvested Class A common stock and restricted stock units (7)	–	–	–	–	102,549	20,428	14,106	126,748	15,773	48,183
Weighted average Focus LLC common units outstanding (8)	22,499,665	22,499,665	22,499,665	22,499,665	22,630,668	22,424,378	22,275,034	21,345,923	22,513,950	21,678,326
Weighted average common unit equivalent of Focus LLC incentive units outstanding (9)	6,814,600	6,814,600	6,814,600	6,814,600	6,104,541	5,802,162	4,037,490	6,175,321	4,157,049	6,512,155
Adjusted Shares Outstanding	71,843,916	71,843,916	71,843,916	71,843,916	71,960,540	75,039,357	73,371,137	76,331,572	73,340,592	76,230,495

**** Refer to the following pages for footnotes***

31

Net Income (Loss) to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share Reconciliation * Refer to the following pages for footnotes 32 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 ($ in thousands, except share and per share data) Net income (loss) (2,828)$ 3,102$ 392$ (12,691)$ 34,019$ 3,328$ Income tax expense (benefit) (1,221) 1,425 (3,905) 10,750 12,070 37 Amortization of debt financing costs 782 782 919 969 782 709 Intangible amortization and impairments 28,741 31,221 34,898 35,858 35,723 36,012 Non-cash equity compensation expense 3,921 5,178 4,276 4,954 5,034 5,248 Non-cash changes in fair value of estimated contingent consideration 7,414 3,847 14,435 13,101 (31,373) 16,472 Loss on extinguishment of borrowings — — — — 6,094 — Impairment of equity method investment — — — 11,749 — — Management contract buyout 1,428 — — — — — Other one-time transaction expenses (1) 1,066 420 — — — — Subtotal 39,303 45,975 51,015 64,690 62,349 61,806 Pro forma income tax (27%) (2) (10,612) (12,413) (13,774) (17,466) (16,834) (16,688) Adjusted Net Income Excluding Tax Adjustments 28,691$ 33,562$ 37,241$ 47,224$ 45,515$ 45,118$ Tax Adjustments (3) 7,023$ 7,670$ 8,407$ 8,760$ 8,935$ 9,175$ Adjusted Net Income Excluding Tax Adjustments Per Share 0.38$ 0.45$ 0.51$ 0.63$ 0.62$ 0.59$ Tax Adjustments Per Share (3) 0.09$ 0.10$ 0.11$ 0.12$ 0.12$ 0.12$ Adjusted Shares Outstanding (4) 76,793,979 74,444,102 73,371,137 75,072,782 73,132,756 76,239,848 Calculation of Adjusted Shares Outstanding: Weighted average shares of Class A common stock outstanding—basic (5) 46,211,599 46,696,200 47,044,507 47,203,578 47,436,555 47,847,756 Adjustments: Weighted average incremental shares of Class A common stock related to stock options and unvested Class A common stock and restricted stock units (7) 7,855 25,359 14,106 34,391 4,617 13,184 Weighted average Focus LLC common units outstanding (8) 22,783,692 22,488,713 22,275,034 22,158,584 22,020,124 21,672,585 Weighted average common unit equivalent of Focus LLC incentive units outstanding (9) 7,790,833 5,233,830 4,037,490 5,676,229 3,671,460 6,706,323 Adjusted Shares Outstanding 76,793,979 74,444,102 73,371,137 75,072,782 73,132,756 76,239,848

* These footnotes refer to the tables on the previous pages. 1. Represents one - time expenses primarily related to an acquisition and our IPO and Reorganization Transactions. Refer to our 10 - Q and 10 - K filings for additional details. 2. The pro forma income tax rate of 27% reflects the estimated U.S. Federal, state, local and foreign income tax rates applicabl e t o corporations in the jurisdictions we conduct business. 3. Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for t ax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step - up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15 - year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step - up in tax basis. As of September 30, 2020, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $36.7 million. 4. For periods ended prior to the closing of the IPO and the consummation of the Reorganization Transactions on July 30, 2018, the Adjusted Shares Outstanding are deemed to be outstanding for comparative purposes only. 5. Represents our GAAP weighted average Class A common stock outstanding – basic. 6. The issuance of Class A common stock that occurred upon closing of the IPO and the consummation of the Reorganization Transactions on July 30, 2018 is assumed to have occurred as of January 1, 2014 for comparative purposes. 7. Represents the incremental shares related to stock options, unvested Class A common stock and restricted stock units as calculated under the treasury stock method. 8. Assumes that 100% of the Focus LLC common units were exchanged for Class A common stock. 9. Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock. For the periods ending prior to July 30, 2018, the conversion to Focus LLC common units was based on the $33.00 IPO price. 33 Net Income (Loss) to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share Reconciliation

Reconciliation of Cash Flow Available for Capital Allocation

FOCUS FINANCIAL PARTNERS

($ in thousands)	Three months ended								Trailing 4-Quarters ended	
	Dec. 31, 2018	March 31, 2019	June 30, 2019	Sept. 30, 2019	Dec. 31, 2019	March 31, 2020 (3)	June 30, 2020	Sept. 30, 2020	Sept. 30, 2019	Sept. 30, 2020
Net cash provided by operating activities	$ 19,701	$ 15,913	$ 39,305	$ 74,702	$ 64,854	$ 3,382	$ 60,996	$ 74,089	$ 149,621	$ 203,321
Purchase of fixed assets	(2,780)	(1,875)	(8,185)	(10,698)	(4,714)	(3,188)	(2,759)	(6,744)	(23,538)	(17,405)
Distributions for unitholders	(1,436)	(596)	(11,138)	(3,491)	(5,416)	(4,567)	(3,076)	(8,122)	(16,661)	(21,181)
Payments under tax receivable agreements	–	–	–	–	–	–	–	–	–	–
Adjusted Free Cash Flow	$ 15,485	$ 13,442	$ 19,982	$ 60,513	$ 54,724	$ (4,373)	$ 55,161	$ 59,223	$ 109,422	$ 164,735
Portion of contingent consideration paid included in operating activities(1)	3,572	9,170	4,012	825	815	8,344	16,369	3,806	17,579	29,334
Cash Flow Available for Capital Allocation(2)	$ 19,057	$ 22,612	$ 23,994	$ 61,338	$ 55,539	$ 3,971	$ 71,530	$ 63,029	$ 127,001	$ 194,069

1. A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, and therefore is a reconciling item to arrive at Cash Flow Available for Capital Allocation.
2. Cash Flow Available for Capital Allocation excludes all contingent consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.
3. Net cash provided by operating activities for the three months ended March 31, 2020 includes a $41.8m cash outflow related to due to affiliates (i.e. management fees). 2019 related management fees were paid in Q1 2020 post the issuance of our annual audit included in our Form 10-K.

34